EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of JMP Group Inc. of our reports dated March 12, 2007 relating to the consolidated financial statements of JMP Group LLC and the financial statements of JMP Holdings Inc., which appear in JMP Group Inc.’s Registration Statement on Form S-1 (File No. 333-140689) dated May 8, 2007.

/s/ PricewaterhouseCoopers LLP

San Francisco, CA

May 14, 2007